UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10, 2010

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

(Exact name of registrant as specified in Charter)

Florida	001-15931	59-3404233
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road 10th Floor
Chengshi Xin Yong She, Tiyu Road, Xinhua District
Pingdingshan, Henan Province
People’s Republic of China 467000

(Address of Principal Executive Offices)

+86-3752882999

 (Issuer Telephone Number)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2010 (the “Effective Date”), Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a company in the People’s Republic of China (“PRC” or “China”), entered into two Equity Interests Transfer Agreements (each an “Agreement” and collectively the “Agreements”) both dated as of August 10, 2010: the first Agreement is entered into with Dongping Wu, Xiaoling Zhao and Dianqing Li (collectively the “Shuangrui Owners”) who collectively own 100% of the equity interests of Baofeng Shuangrui Coal Co., Ltd. (“Shuangrui”), to acquire 60% of Shuangrui equity interests held by them (the “Shuangrui Equity Interests”); and the second Agreement is entered into with Mingxun Du and Xingling Li (collectively the “Xingsheng Owners”) who collectively own 100% of the equity interests of Baofeng Xingsheng Coal Co., Ltd. (“Xingsheng”), to acquire 60% of Xingsheng equity interests held by them (the “Xingsheng Equity Interests”). Hongli operates the Registrant’s China-based coal and coke producing business, and is controlled by the Registrant through a series of contractual arrangements between Hongli and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., a wholly-owned subsidiary of the Registrant.

Shuangrui is a PRC limited liability company and operates the Shuangrui Coal Mine. Xingsheng is also a PRC limited liability company and operates the Xingsheng Coal Mine. Both Shuangrui Coal Mine and Xingsheng Coal Mine are located in Baofeng County, where the Registrant’s operations are based.

In addition to customary representations and warranties, the material terms of the Agreement for the Shuangrui Equity Interests are as follows:

1.
Hongli shall acquire the Shuangrui Equity Interests for consideration of 42 million Renminbi (“RMB”) (the “Consideration”), of which RMB 10 million was previously paid to the Shuangrui Owners as a refundable deposit to examine the books and records of Shuangrui, and the balance shall be paid as follows: (a) RMB 12 million within 30 business days from the Effective Date, (b) RMB 5 million within 20 business days from the date that the Shuangrui Owners provide Hongli with the stamped-approved revised business license and revised articles of association of Shuangrui indicating that the registration with the relevant Administration for Industry and Commerce for the transfer of the Shuangrui Equity Interests to Hongli is completed (the “Modification Registration”), (c) RMB 5 million within six months from the completion of the Modification Registration, and (d) the balance within one year from the completion of the Modification Registration.

2.
If the total coal output of Shuangrui for the twelve-month period from the completion of the Modification Registration is less than 150,000 metric tons, then Hongli shall be entitled to an additional percentage of Shuangrui equity interests held by the Shuangrui Owners equal to 16.67% of the Shuangrui Equity Interests, or liquidated damages from the Shuangrui Owners equal to 16.67% of the Consideration if such equity interests cannot be timely transferred to Hongli.

3.
If the total coal reserves of Shuangrui Coal Mine as of the Effective Date is less than 2 million metric tons, as determined in accordance with the standards of the Securities Act Industry Guide 7, then Hongli shall be entitled to an additional percentage of Shuangrui equity interests held by the Shuangrui Owners equal to 16.67% of the Shuangrui Equity Interests, or liquidated damages from the Shuangrui Owners equal to 20% of the Consideration if such equity interests cannot be timely transferred to Hongli. Shuangrui Coal Mine’s reserves shall be determined by John T. Boyd Company or another independent geology consultant of comparable reputation to be appointed by Hongli. If the total reserves of Shuangrui Coal Mine is less than 400,000 metric tons, then Hongli may cancel the Agreement and be reimbursed the full amount of Consideration paid through such time of cancellation.

4.
Once the Modification Registration is completed, Shuangrui shall continue to be operated by its current management, subject to consultation with and approval of Hongli on all operational matters, and provided that Hongli shall appoint a representative to Shuangrui’s management, and the accounting department of Shuangrui shall report to Hongli’s financial controller and be integrated under Hongli’s accounting department.

5.
If the Agreement is terminated, the Shuangrui Owners shall return to Hongli all of the Consideration paid as of the termination date, provided that if the termination is due to governmental prohibition on the transfer of the Shuangrui Equity Interests or the completion of the Modification Registration, or due to a breach by the Shuangrui Owners of their representations, warranties or covenants under the Agreement, then the Shuangrui Owners shall additionally be liable to Hongli for all resulting damages and losses.

The material terms of the Agreement with the Xingsheng Owners for the Xingsheng Equity Interests are identical to those of the Agreement for the Shuangrui Equity Interests as described above. The foregoing description of the Agreements is qualified in its entirety by the contents of the Agreements attached as Exhibits 99.1 and 99.2 to this current report on Form 8-K.

Except for the Agreements and the transactions contemplated thereunder, the Registrant, its officers and directors, its subsidiaries (including Hongli), and their officers and directors, do not have any material relationship with Shuangrui or the Shuangrui Owners, or with Xingsheng or the Xingsheng Owners.

Upon the completion of the respective Modification Registrations, the Registrant will report the completion of Hongli’s acquisition of the Shuangrui Equity Interests and the Xingsheng Equity Interests in subsequent current reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description

99.1
Equity Interests Transfer Agreement between Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. on the one hand, and Dongping Wu, Xiaoling Zhao and Dianqing Li on the other, for the Shuangrui Equity Interests dated as of August 10, 2010

99.2
Equity Interests Transfer Agreement between Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. on the one hand, and Mingxun Du and Xingling Li  on the other, for the Xingsheng Equity Interests dated as of August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sinocoking Coal & Coke Chemical Industries, Inc. (Registrant)

Date: August 10, 2010	By:	/s/ Jianhua Lv
Jianhua Lv
Chief Executive Officer